As filed with the Securities and Exchange Commission on June ____, 2004

                                          Reg. No. ______________


             U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
                            FORM SB-2
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                 UniPro Financial Services, Inc.
         ----------------------------------------------
         (Name of Small Business Issuer in its Charter)

        Florida                     6199                  65-1193022
------------------------  -------------------------  -------------------
(State of Incorporation)     (Primary Standard        (I.R.S. Employer
                          Industrial Classification  Identification No.)
                                Code Number)

               1450 South Dixie Highway, Suite 200
                    Boca Raton, Florida 33432
                         (561) 289-5175
  ------------------------------------------------------------
  (Address and telephone number of principal executive offices and principal place of business)

                        Harvey Judkowitz
                     Chief Executive Officer
                 UniPro Financial Services, Inc.
               1450 South Dixie Highway, Suite 200
                    Boca Raton, Florida 33432
                         (305) 378-1948
    ---------------------------------------------------------
    (Name, address and telephone number of agent for service)

                            Copy to:
                     Stewart A. Merkin, Esq.
              Law Office of Stewart A. Merkin, P.A.
                 444 Brickell Avenue, Suite 300
                      Miami, Florida 33131
                         (305) 357-5556

Approximate  date of proposed sale to the public:  From  time  to
time   after   the  date  this  registration  statement   becomes
effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
  Title of each                                                  Proposed maximum
class of securities      Shares/Units to    Proposed maximum    aggregate offering        Amount of
 to be registered         be registered      offering price         price (1)(2)      registration fee
------------------------------------------------------------------------------------------------------
Unit Warrants                2,500 Units         $  14.00            $   35,000

Underlying Common shs
  Class "A" Warrants       100,000 Shares        $   5.00            $  500,000
  Class "B" Warrants       600,000 Shares        $   6.25            $3,750,000
                         ----------------        --------            ----------          ---------
Gross Proceeds to          700,000 Shares                            $4,285,000          $  542.91
  Issuer                 ================                            ==========          =========

Common Stock -
  Selling Shareholders     150,000 Shares        $   5.00               750,000          $   94.59
                         ----------------        --------                                ---------
Total Registration         850,000 Shares                                                $  637.50
  Fee                    ================                                                =========


(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the exercise price of the Class "A" Warrants and the Class "B" Common Stock Purchase Warrants being offered by the Company.

(2) 150,000 shares being offered by this prospectus, are currently outstanding and are being offered for resale by selling stockholders and 700,000 shares are presently unissued shares which will be offered for resale upon their exercise by the purchasers of the Redeemable Unit Warrants which are being offered by the Company. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the Warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                 UNIPRO FINANCIAL SERVICES, INC.

             2,500 Redeemable Unit Warrants @ $14.00
                               and
                 850,000 Shares of Common Stock

This prospectus relates to the sale of:

a. 2,500 Redeemable Unit Warrants @$14 per Unit, on a "best-efforts" basis by management, each Unit consisting of:
   i. 100,000 Class "A" Common Stock Purchase Warrants - Each of which is convertible at any time prior to their termination one year from the Effective Date of the Offering, in exchange for One share of Common Stock at the Exercise Price of $5.00 per share; and
  ii. 200,000 Class "B" Common Stock Purchase Warrants - Each of which is convertible at any time prior to their termination three years from the Effective Date of the Offering in exchange for Three shares of Common Stock at the Exercise Price of $6.25 per Share; an aggregate of 600,000 shares.
b. 150,000 currently outstanding shares common stock owned by MCM Systems Corporation, ("MCM") 100,000 of which are being distributed to the beneficial shareholders of MCM as of the effective date of this Registration Statement.

c.   700,000  shares  of  our  common shares  issuable  upon  the
exercise  of  the Class "A" Warrants and the Class "B"   Warrants
being offered by this prospectus.

For a list of the selling stockholders, please see "Selling Stockholders." We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of shares from this offering. However we will receive the proceeds from the sale of the Unit Warrants, as well as the exercise price of the Warrants if and when the purchasers exercise the Class "A" Warrants and or the Class "B" Warrants. We will pay the expenses of registering these shares.

As of the date of this Prospectus Our common stock is not being traded. The shares included in this prospectus may be offered and sold directly by the selling stockholders in the open market, when, as and if an active market is made by one or more registered market makers, at prevailing prices or in individually negotiated transactions, through agents designated from time to time or thorough underwriters or dealers. We will not control or determine the price at which a selling stockholder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

Our  principal executive offices are located at 1450 South  Dixie
Highway, Suite 200, Boca Raton, Florida 33432, and our telephone number is (561) 289-5175.

You should understand the risks associated with investing in the Warrants and our common stock. Before making an investment, read the "Risk Factors," which begin on page __ of this prospectus.

The price of the Units being offered, as well as the Exercise Price of the Class "A" Warrants and the Class "B" Warrants, have all been arbitrarily determined by us, without any relationship to generally accepted criteria of value, including but not limited to book value.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

           Subject to completion, dated June ___, 2004



                 UniPro Financial Services, Inc.
                1450 SE Dixie Highway, Suite 200
                      Boca Raton, FL 33432
                          561 289-5175

TABLE OF CONTENTS

                                                             Page

      Prospectus Summary
      Risk Factors
      Forward-Looking Statements
      Use of Proceeds
      Market Price of Common Stock and Other Shareholder
        Matters
      Management's Discussion and Analysis or Plan of
        Operation
      Business
      Directors, Executive Officers, Promoters and Control
        Persons
      Executive Compensation
      Security Ownership of Certain Beneficial Owners and
        Management
      Selling Stockholders
      Plan of Distribution
      Certain Relationships and Related Transactions
      Description of Securities
      Interests of Named Experts and Counsel
      Disclosure of Commission Position of Indemnification
           for Securities Act
      Liabilities
      Legal Matters
      Where You Can Find More Information

      Index to Financial Statements                          F-1

     Exhibits

-----------------------------------------------------------------

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. Read the entire prospectus before making an investment decision. Throughout this prospectus, the terms "we," "us," "our," and "our company" refer to UniPro Financial Services, Inc., a Florida corporation


History
-------
Our company was incorporated in the State of Florida on June 17, 2003, for the purpose of engaging in a variety of business purposes, including the offering of corporate development consulting services to entrepreneurs and the general business community. In addition we have acquired the exclusive sales and marketing rights to the eBroker System, an Internet web-based CRM management system.

Our principal executive offices are located at 1450 South Dixie Highway, Boca Raton, Florida 33432 and our telephone number is
(561) 289-5175. We also maintain a web site at www.uniprofinancial.com. The information on our web site is not, and you must not consider such information to be, a part of this prospectus.

The Offering
------------

    *  Unit Warrant offered by management on a
         "best-efforts"  basis at $14.00 per Unit:             2,500 Units

       Each Unit consists of 40 Class "A" Common
        Stock Purchase

       Warrants and 80 Class "B" Common stock
        Purchase Warrants

    *  Aggregate Underlying common shares:

       Class "A" Warrants @$5.00 per Warrant   100,000 shares
       Class "B" Warrants @$6.25 per Warrant   600,000 shares

    *  Common Stock offered by the selling Stockholders:    150,000 shares

       Common stock currently outstanding:                5,559,167 shares

    *  Common stock to be outstanding after the
        offering, assuming that no Class "A" Warrants
        or Class "B" Warrants are exercised:              5,559,167 shares

    *  Common stock to be outstanding after the
        offering, assuming the sale and exercise of
        all of the Class "A" Warrants and the Class
        "B" Warrants:                                     6,259,167 shares

    *  Proceeds:  Maximum gross proceeds from the
        sale of Units:                                       $ 35,000

    * Use of Proceeds: Expenses of this Offering and general working capital


Risk   Factors.  An  investment  in  our  common  stock  involves significant risks. See "Risk Factors".
-----------------------------------------------------------------

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition or operating results and the future trading price or value of our securities could be materially adversely affected.

RISKS RELATED TO OUR COMPANY
Our Company has limited operating history on which to base an investment decision. We were organized in June 2003 but we have not yet begun the marketing of the eBroker System, for which we have an exclusive license agreement. Our limited operating history is a factor for investors to consider in evaluating an investment in our common stock.

From inception in June 2003 we have not had any revenues. We have experienced losses of $20,934 since our inception; with net loss totaling $2,600 for the fiscal year ended October 30, 2003, and $18,334 for the six months from November 1, 2003 to April 30, 2004.

We do not plan to pay any cash dividends on our common stock in the foreseeable future. Any decision to pay dividends is within the discretion of the board of directors and will depend upon our profitability at the time, cash available and other factors. Therefore, no assurance can be given that there will ever be any such cash dividends or distributions in the future.

We compete against many larger, more established competitors in both phases of our business.
i. Technology product we will be marketing under the name of eBroker System. The software and online applications industry, in which we intend to operate, is characterized by mature products and established industry participants. We will be competing with other providers of specialized CRM software programs and integrated systems in the United States and abroad, which have created or are developing technologies and products similar to the eBroker System we plan to begin selling to many of the same purchasers in our targeted markets. Although we believe that our competitors do not offer a product as durable and ours, competition from these companies is intense. Because we are a small company with a limited working capital, our ability to compete effectively will depend on our ability to obtain additional working capital and the benefits offered by the eBroker System online application technology. There can be no assurance that potential customers will select our technology over that of a competitor, or that a competitor will not market a competing technology with operating characteristics similar to those owned by us. The eBroker System could be rendered obsolete or uneconomical by the introduction and market acceptance of more advanced competing products produced by current or potential competitors, or other approaches.
ii. Our Business Development Consulting Services. There are numerous individuals, companies and organizations throughout the United States that offer some or all of the same business development consulting services that we are offering to the general business community, initially in South Florida. Most, if not all of our competitors have substantially greater capital resources, including experienced personnel, and established reputations.

There can be no assurance that we will be able to compete successfully against current or future competitors. We have no experience in marketing and sales of technology software products and services. We currently have no persons engaged in marketing and sales, and anticipate developing a marketing organization as our working capital is enhanced through future private and or public financing efforts. If we do not establish or maintain an effective marketing and sales organization, our business will be adversely affected.

We are dependant on certain key personnel to make the Company a viable business. Currently we depend on the efforts of Harvey Judkowitz, our Chief Executive Officer and President, and Paul M. Galant, our Secretary and Treasurer. The loss of the services of one or more of these individuals could delay or prevent us from achieving our objectives.

Any additional financing that we successfully conclude will cause significant dilution, and may, if involving debt, create risks associated with the use of leverage. While we currently have minimal working capital, we believe that it is sufficient to continue our current level of developmental efforts, but it will be insufficient to create and operate the marketing organization needed to market and sell the eBroker System. We will be required to seek additional private and or public equity or debt financing, , in the future. Any equity financing, including conversion of the Class "A" Warrants and the Class "B" Warrants, will involve substantial dilution of those purchasing common shares from the "selling shareholders", pursuant to this Prospectus. Debt financings would subject us to the risks associated with leverage, including increase interest expense and the possible risk of default and ultimately becoming insolvent.

Various government regulations of our business operations. We are subject to the myriad of local, state and federal government regulations which generally affect all U. S., based operating business entities; but presently there are no specific regulations which require us to obtain licenses or which could limit our ability to sell the eBroker System in the United States.

RISKS RELATED TO OUR PRODUCTS
We are operating with a sole source of the eBroker system Product. The eBroker System was developed by, and its source codes and programming remain the property of, MCM Systems Corporation, which by contract is required to maintain continual upgrading and enhancement. We are solely reliant on MCM for the product.

At   this  stage  in  our  corporate  development,  we  have   no
intellectual property. We do not own any of the intellectual property rights, which may have or will in the future, attach to the eBroker System.

We presently have the marketing rights to only one software technology product. MCM Systems Corporation has or is in the process of developing other software products, but there is no commitment or agreement regarding UniPro and the marketing of any of its other products. We have not targeted any other manufacturer or developer to acquire additional technology products, although in the future we may do so on an active basis.

Our present business plan is dependant upon our ability to market our product and services. Under our current business plan our future growth and profitability will depend on our ability to both successfully market our business development consulting services as well as to commercialize eBroker System.

RISKS RELATED TO OUR COMMON STOCK
Our officers are conducting a "best-efforts" offering without the services of an underwriter. Management without the participation of registered securities broker dealers is conducting the sale of the Units. We are offering the Units on a "best-efforts" basis; there is no escrow or trust account for the proceeds, and there is no assurance that any or all of the Units will be sold.

The price of the Units being offered and the Exercise Price of the Class "A" Warrants and the Class "B" Warrants were arbitrarily determined. We established the price of the Units and the prices for the Warrant Exercise without any relationship to their intrinsic or actual book value. Our determination was arbitrary and totally unrelated to any recognized criteria of value usually adhered to by issuers.

There is no assurance that a liquid public market for our securities will ever develop. As of the date of this Prospectus there has been no established public trading market for our common stock, and there can be no assurance that a regular and established market will be developed upon the completion of this offering; nor that any such trading market would be maintained for any particular duration. There can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares. Our common stock currently is not being traded in the public market place.

There presently is no public trading market for our shares. Upon completion of this Offering, we anticipate that a registered securities market maker will submit the appropriate Form 211 (15C2-11) to the NASD for trading privileges of UniPro's common share on the Pink Sheets and or the OTC Bulletin Board, both being electronic trading systems. Management cannot assure that such trading privileges will be granted.

Companies that have their shares listed on the Pink Sheets electronic system normally are not followed by market analysts, and many institutional investors are prohibited from, or do not invest in such companies. As a result, trading on the Pink Sheets electronic trading system is characterized by a lack of liquidity, sporadic trading, larger spreads between bid and ask quotations, and other conditions that may affect an investor's ability to re-sell shares.

The OTC Bulletin Board, which lists only companies that are obligated to file periodic reports with the Securities and Exchange Commission, is generally considered to be a more viable market place than that represented by the Pink Sheets; but no assurance can be given that we will be admitted to the OTC Bulletin Board. Because we are a small company and relatively unknown to investors and brokers, Our stock will most likely be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Most investment advisors and brokers, as well as many investors, do not consider making investments in early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, assuming that a market is established, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

Investors may have difficulty selling our shares because it is conceivable that they will at some time be deemed "Penny Stocks". Assuming that a public trading market is made, since our common stock will not be listed on the Nasdaq Stock Market, at any time that the trading price of our common stock falls below $5.00 per share, trading in our shares will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

The majority shareholders and management will continue to exercise control over the Company. Anti-takeover provisions in our Articles of Incorporation could affect the value of our stock. Our Articles of Incorporation contains certain provisions that could impede a non-negotiated change in control. In particular,  without shareholder approval  we  can  issue  up  to

5,000,000 shares of preferred stock with rights and preferences determined by the board of directors. These provisions could make a hostile takeover or other non-negotiated change in control difficult, which takeover/change of control could be at a premium to the then current stock price.

Future issuance of additional common and or preferred stock could dilute existing shareholders. We are authorized to issue up to 65,000,000 shares of common stock. To the extent of such authorization, our board of directors has the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby are also authorized to issue up to 5,000,000 shares of preferred stock, with two designated series setting forth the rights and preferences, and the remaining undesignated preferred shares may also be designated by the board of directors. Such designation of new series of preferred stock may be made without shareholder approval, and could create additional securities which would have dividend and liquidation preferences over the common stock offered hereby. Preferred shareholders could adversely affect the rights of holders of common stock by:

   * exercising voting, redemption and conversion rights to the detriment of the holders of common stock;
   * receiving preferences over the holders of common stock regarding or surplus funds in the event of our dissolution or liquidation;
   * delaying, deferring or preventing a change in control of our company; and
   *  discouraging bids for our common stock.

Substantial share overhang could have a material effect on our stock price. As of April 30, 2004, we had outstanding 5,559,167 shares of common stock, of which approximately 5,519,167 shares were "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended).
Excluding the issuance of shares on the exercise of Warrants, there will be approximately 190,000 freely tradable shares. All of the remaining presently restricted shares, exclusive of the 4,800,000 owned by control persons will become eligible for public resale under Rule 144 at various times beginning July 28, 2004 under Rule 144 of the Act. No prediction can be made if or when such shares will be offered for sale in the public market, or what the effect that the sales of shares of common stock, or the availability of such shares for sale, will have on the market prices prevailing from time to time. The possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for our common stock.

We have issued common stock purchase options pursuant to our 2003 Equity Incentive Plan. The exercise of outstanding stock options may affect the market value at the time of their exercise and sale. In February 2004 an aggregate of 60,000 such Options were granted to three (3) consultants. These currently outstanding options entitle the holders to purchase One common share for each Option at the exercise price of $1.00. All of the outstanding Options expire on March 1, 2005. It is likely that a number of these options will be exercised and the common shares sold when the stock price exceeds their exercise price, and if this occurs, it may have a negative effect on the market price at the time of sale.

FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors". The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that stated in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

USE OF PROCEEDS
Assuming the sale of all of the 2,500 Unit Warrants, we will receive the $35,000 maximum proceeds of the sale. We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus. If all of the Warrants are sold and subsequently exercised, we will receive the exercise price of the Class "A" Warrants and the Class "B"

Warrants. We expect to use the proceeds received from the sale and if any, the exercise of Warrants, for general working capital purposes, including establishing a marketing organization to market and sell the eBroker System, advertising, and other general and administrative expenses, including salaries of future employees, and management. We will pay the expenses of registration of these shares, including legal and accounting fees.

The following table sets forth, for illustrative purposes only, the anticipated proceeds in the event that we sell all of the Units, or if we only sell 25%, 50% or 75% and if the Class "A" Warrants and the Class "B" Warrants are fully exercised; or, in the event that we sell less than all of the Units, the anticipated proceeds in the same proportions:

                                  25%         50%          75%          100%
                             --------------------------------------------------
Initial Sale-
  Unit Warrants              $    8,750   $   17,500   $   26,250    $   35,000
                             --------------------------------------------------
Warrant Exercise
       Class "A" @  $5       $  125,000   $  250,000   $  375,000    $  500,000
        Class "B" @ $6.25       937,500    1,875,000    2,812,500     3,750,000
                             --------------------------------------------------
      Conversion Proceeds    $1,062,250   $2,125,000   $3,187,500    $4,250,000
                             -------------------------------------------------
     Gross Proceeds          $1,071,000   $2,142,500   $3,213,750    $4,285,000
                             -------------------------------------------------

[Each  Class  "A" Warrant is convertible into One  Common  share;
Each Class "B" Warrant is convertible into Three Common shares]

MARKET PRICE OF COMMON STOCK AND OTHER SHAREHOLDER MATTERS
Market Information. There is no established public trading market
------------------
for our common stock. Assuming the existence after this offering of a public trading market, the shares may be sold directly by the selling stockholders in the open market at prevailing prices or in individually negotiated transactions, through agents, underwriters, or dealers. We will not control or determine the price at which the shares are sold.

ShareHolders.   Giving  effect  to the  shares  being  registered
------------
hereby  for  distribution to the beneficial shareholders  of  MCM
Systems Corporation, there are approximately 305 holders of record of our common stock.

Dividends. We have not paid any dividends on our common stock  to
---------
date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available; earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore we do not have any current intention to pay cash dividends on our common stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION Overview. UniPro Financial Services, Inc. is a developmental
--------
stage entity. While we have completed the process to become a reporting company under the Securities Act of 1934, we are still in the initial stages of implementation of our business plan. We anticipate that over the course of the next several months' management will actively market our corporate development consulting services to entrepreneurs and the general business community.

The perceived demand for the eBroker system may be dependent on, among other things, general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities will be the receipt of revenues from the lease or sale of the eBroker system, as well as our business consulting services, our competitors as well as the general economic conditions, including prolonged recessionary periods, may adversely affect our future business operations. We intend to remain flexible in our planned business operations, and will continually review our plans, including the plan to engage in the marketing and sale of the eBroker system. We expect that implementation of our current and future business plans will be adopted and or implemented only if such plans are deemed to be in the best interests of the shareholders. Management will use its discretion to take advantage of future business opportunities believed to be beneficial to the Company and will enhance the shareholder's interests. In April 2004 management caused the incorporation in the State of Florida of a wholly owned subsidiary, Upholdings, Inc., which remains inactive as of the date of this filing, with no specific plans as yet for its development.

Capital and Source of Liquidity. UniPro currently has no material
-------------------------------
commitments for capital expenditures. From the end of our October 31, 2003 fiscal year and during the six months ending April 30, 2004, we sold a total of 16,667 shares of our Common Stock, in one "non-public" transaction to one investor, at the agreed price of $0.60 per share. UniPro received a total of $10,000 in cash during the three months ended April 30, 2004 from financing activities. Prior to making that investment, the individual had agreed to serve on the Company's Board of Advisors, and as consideration for such participation the board granted him 5,000 shares of common stock.

On a long-term basis, liquidity is dependent on commencement of operations as discussed above, receipt of revenues, additional infusions of capital and debt financing. Management believes that additional capital and debt financing in the short term will allow UniPro to effectuate its marketing and sales efforts and become a fully operational corporation thereafter resulting in increased revenue and greater liquidity in the long term. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all.

Plan of Operation. UniPro is in the development stage and has not
-----------------
conducted any significant operations to date nor have we received any operating revenues. UniPro has experienced problems, delays, expenses and difficulties sometimes encountered by an enterprise in UniPro's stage of development, many of which are beyond UniPro's control. These include, but are not limited to, unanticipated problems relating to additional costs and expenses that may exceed current estimates, competition, product development and acceptance; and lack of distribution channels. UniPro intends to market products and services utilizing cash made available from the private sale of its securities and operations. Additionally, UniPro's management is continually seeking acquisition candidates. We are of the opinion that the proceeds of the sales of its securities and future revenues may not be sufficient to pay all of our operating expenses for the next twelve months. From time-to-time loans or advances from management or control shareholders may be required to continue the minimal operations of UniPro.

You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies. To address these risks, we must, among other things:

  * satisfy our future capital requirements for the implementation of our business plan;
  *  commercialize our existing e-Broker system product;
  * implement and successfully execute our business and marketing strategy to commercialize products and develop and maintain a diverse consulting corporate development" client base;
  *  seek other marketable products;
  *  respond to industry and competitive developments; and
  *  attract, retain, and motivate qualified personnel.

If we were unable to successfully address these risks. our business prospects, financial condition and results of operations would be materially adversely affected.

Critical Accounting Policies. Our financial statements have  been
----------------------------
prepared on a continuing operations basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. The following accounting policies involve a "critical accounting estimate" because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. In addition, while we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used in the current period, and changes in the accounting estimates we used are reasonably likely to occur from period to period which may have a material impact on the presentation of our financial condition and results of operations. We review these estimates and assumptions periodically and reflect the effects of revisions in the period that they are determined to be necessary and reviewed by the audit committee.

Results of Operations.
---------------------

   Revenues: UniPro continues in its developmental stage and as yet has not generated any revenues from either its intended consulting services or from the proposed marketing and sale of the eBroker System.

  General and Administrative: general and administrative expenses have totaled $20,258 since inception through the most recent reporting period, ending April 30, 2004.

  Other Expense: Interest expense related to notes payable equaled $676 for short-term borrowings.

  Provision for Income Taxes: Our net operating losses currently are limiting our federal and State of Florida income tax obligations.

Stock and Option Transactions.
-----------------------------
Pursuant to our 2003 Equity Incentive Plan we issued in March 2004 a total of 40,000 common shares and a total of 60,000 stock options to three consultants pursuant to written consulting agreements. Additionally we issued 5,000 restricted common shares to each of two members of our Advisory Board, for services. In February 2004 we sold 16,667 restricted common shares to one individual at the price of $0.60 per share.

Liquidity and Capital Resources.
-------------------------------
During the six-month period ended April 30, 2004, we had negative cash flow from operations, principally due to our lack of revenues. Financing activities for the past six-month period included a private placement of 16,667 shares of common stock at

$0.60 per share We are not a party to any off-balance sheet arrangements and do not engage in trading activities involving non-exchange traded contracts. In addition, other than the loan payable ($22,500) to a shareholder we have no other financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

Based on the amount of working capital that we had on hand on April 30, 2004, we believe that we have sufficient financial resources to continue maintaining the minimal level of operations we have thus far conducted for the next 12 months; but without additional financing, including the possible proceeds from the exercise of the Class "A" Warrants and the Class "B" Warrants being offered in the Unit Warrant pursuant to this prospectus, the Company will not be able to implement its business plan. There are, however, many conditions that could impact our proposed business plan and could adversely impact our ability to market and sell the eBroker System. We cannot give any assurance that we will be able to continue obtain the financing required for us to continue to successfully market and sell the eBroker System.

BUSINESS
Business of Issuer.
------------------
Overview. Principal Products and Services. UniPro is in the initial stage of developing a diversified financial services business, using a business strategy of creating new enterprises or acquiring operating entities; incorporating both private and public market financing techniques. Our initial business operations include the development and operation of a marketing plan for the commercial exploitation of a proprietary CRM (Customer Relations Management) System, the eBroker system. This CRM system provides an integrated electronic system for the management of contacts and clients/customers. As consideration for the exclusive sales and marketing rights to the CRM system, we issued 500,000 unregistered shares of our common stock to MCM Systems Corporation. The Exclusive Sales And Marketing Agreement grants to us a ten-year exclusive on the marketing and sales of the eBroker system. At the same time a concurrent consulting and service agreement between the Company and MCM was signed to provide continued development, service and upgrade for the enhancement of the system. Net revenues from the sale or leasing of eBroker systems will be split on a 50-50 basis between MCM and UniPro, with each company covering its own costs and expenses. All references to the issued and outstanding shares of UniPro reflect the issuance of shares to complete the aforementioned acquisition.

We currently have no employees, and are dependent solely upon the efforts, abilities, business generation capabilities and project execution of our two executive officers, Harvey Judkowitz and Paul M. Galant, to conduct UniPro's business and generate revenues; if we lose the services of either or both of them it would severely affect our ability to provide consulting services and to develop our proposed marketing organization required to effectuate sales and leasing of the eBroker system. Mr. Judkowitz is currently devoting approximately six hours per week to the affairs of UniPro, including solicitation of potential consulting business. His other business time is spent in the operation of his accounting practice and provides him with many leads for potential consulting clients for UniPro. Mr. Galant is presently devoting his full business time to the affairs of UniPro, including the creation of appropriate marketing and business plans for both our business development consulting services, and the eBroker system; as well as the preparation of appropriate funding plans and efforts. We anticipate being fully operational by October 1, 2004, at which time Harvey Judkowitz expects that he will devote a minimum of 25 hours a week to the development and operation of UniPro's business.

Markets:
-------
eBroker  system.  This system's target market includes a  variety
---------------
of potential users, including business entities and firms engaged in providing services to the general public. Among the expected purchasers or licensed users are firms offering general securities services, real estate, insurance and mortgage brokers to the public. This system provides an automated method to memorialize a client relationship from the initial sales contact through the continual customer/client relationship, enabling the firm to keep track of its contact with and services provided to its clients.

Corporate  Development Services. We are offering to  the  general
-------------------------------
business community and the general public a variety of corporate development, management and self-funding financial strategies - such as asset financing or private placement debt/equity financing conducted by the client's officers without the services of an underwriter, in a consulting environment, assisting entrepreneurs and new business enterprises while working with the client's own professional advisors as appropriate, helping create viable business organizations. We provide assistance as well in creating operating and marketing plans. We actively seek clients who will retain UniPro on contract to provide ongoing consulting services for an extended duration.

Acquisitions. In pursuit of enhancing the consulting services  we
------------
can offer to clients, from time to time UniPro may engage in providing other services - either by directly starting-up new ventures, or by the acquisition of going concerns - especially firms having experienced management willing to remain in place. Possible areas of interest may include: licensed investment banking, stock transfer services, correspondent mortgage lending services, real estate brokerage, insurance agency sales, equipment leasing, and similar business and personal finance related services.

Distribution Methods of the products or services.  We will employ
------------------------------------------------
a wide variety of generally accepted marketing methods for advertising and promoting UniPro's consulting services, as well as the eBroker system, including direct mail and opt-opt-in Internet email, telephone and targeted media advertising.

Status of publicly announced new product or services. UniPro  has
----------------------------------------------------
not made any public disclosures or announcements of any proposed products or services. Presently there are no such products or services other than as disclosed in this registration statement.

Competitive  business  conditions. There  are  many  individuals,
---------------------------------
firms, and other business entities, that are engaged in offering some or all of the consulting services, which UniPro offers to potential clients. Based upon available financing for advertising, marketing and promotion of services, the number of persons in management and other employees, combined with the experience of conducting a widely diversified consulting business, UniPro is presently an insignificant entity in the consulting industry and we expect that we shall remain so for the near future.

Dependence  on one or a few major customers. Presently  being  in
-------------------------------------------
the development stage, UniPro has no clients or customers. We have no reasonable criteria to predict whether or not we will become dependent on one or but a few major customers for future revenues.

Intellectual  Property: Patents, Trademarks, Licenses,  etc.   We
------------------------------------------------------------
have  no  patents or trademarks at the present time. Our  October
2003 Exclusive Sales and Marketing Agreement for the ebroker system may be categorized as a license to sell and market the system. We acquired such rights in exchange for the commitment to issue 500,000 shares of our unregistered Common Stock. The duration of the Agreement is ten years, with two automatic 5-year renewal terms. In the event that we obtain intellectual property in the future, UniPro intends to protect such property through appropriate state and federal registrations and enforcement as applicable.

Government  Regulation and Approval. UniPro is  not  required  to
-----------------------------------
obtain any particular government approvals for the proposed marketing and sales of the ebroker system product or our initial business development consulting services. We anticipate that future expansion of the categories of consulting services to be offered may include services that require governmental registration and licensing. UniPro shall comply with such regulatory requirements prior to offering such services.

Research  and  Development. UniPro has not  spent  any  funds  on
--------------------------
product or service research or development. MCM Systems Corporation has spent several years in development of the ebroker system and through its affiliated company is continually using the system under similar conditions that a purchaser or user would encounter. The system is operational needing some "fine-tuning" to make the product marketable, and with the creation of appropriate product marketing and operational manual documentation, will be ready to be demonstrated under actual sales conditions to potential third party purchaser/users. We've been advised by MCM that unforeseen technical problems have delayed the proposed introduction of the eBroker system into the market place, and MCM anticipates that it will have the required marketing materials and programs available by the new target date of October 1, 2004; by that time we anticipate having sales and marketing personnel on staff. UniPro is not obligated under its exclusive sales and marketing license to incur any financial obligations with regard to the continual development of the ebroker system.

Environmental  Compliance.  We have no  product  or  contemplated
-------------------------
service that has any direct or known indirect impact on the environment, and therefore do not anticipate any significant costs to comply with governmental Environment laws and regulations.

Corporate Information.
---------------------
Our principal operations and executive offices are located at 1450 South Dixie Highway, Suite 200, Boca Raton, Florida 33432 and our telephone number is (561) 289-5175. We also maintain a web site at www.uniprofinancial.com, which is presently undergoing off-line redevelopment. Unless otherwise indicated elsewhere, the information on our web site is not to be considered a part of this prospectus.

Property.
--------
Our executive offices are currently located in a leased facility in Boca Raton, Florida. Our offices consist of the use as needed of approximately 200 square feet for which (starting June 1, 2004) we pay the sum of $250 on an month-to-month basis with a corporate affiliate of MCM Systems Corporation. Either party may terminate this arrangement at any time, without penalty. We anticipate that we will need to increase our facilities prior to October 1, 2004 to implement our business plan and accommodate management and a staff of up to 5 marketing and other personnel.

Legal Proceedings
-----------------
There are no threatened or pending legal proceedings against the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers. The following table sets  forth
--------------------------------
the name, age and position held by each of our executive officers and directors as of May 1, 2004. Directors are elected for a period of one year and thereafter serve until the next annual meeting or such time as their successors are qualified.

       Name               Age       Positions and Offices Held
----------------------   -----     ----------------------------
   Harvey Judkowitz       59        Chairman/CEO/CFO/President
   Paul M. Galant         63        Secretary/Treasurer and
                                      Director

Harvey Judkowitz, is a Certified Public Accountant licensed in New York and Florida. He is one of the founders of UniPro Financial Services, Inc. and in his capacity as its CEO and President, Mr. Judkowitz will devote as many hours as necessary to see that the goals of UniPro are met. At such time as UniPro attains fully operational status, Harvey Judkowitz anticipates that he will devote a minimum of 25 hours a week on UniPro's business - including seeking and evaluating potential business entities for our possible acquisition. Mr. Judkowitz is frequently called upon by small businesses that are interested in exploring the public sector for advice in going forward with their plans. From 1988 to date, Mr. Judkowitz has been actively engaged in the conduct of his own certified public accounting practice. He also serves as the current interim Chief Financial Officers of Kirshner Entertainment & Technology, Inc., a developer of Internet services (OTCBB: KSHR). He was Chairman and CEO of Spectrum Brands, Inc., an Internet web site operator (Pink
Sheets: SPBR) from January 2000 until its sale in October 2001. He currently serves on the Board of Directors and is chairman of the audit committees for the following publicly traded companies:
Intelligent Motor Cars (IMCG), Capitol First Corporation (CFRC) and The Singing Machine Company (SMD), Kirshner Entertainment & Technology, Inc., (KSHR), Global Business Services, Inc., operator of mail box and packaging stores (OTCBB: GBNS) and Webb Mortgage Depot, Inc., a correspondent mortgage brokerage (Pink
Sheets: WBBM). In the past, he has served as Chief Financial Officer or President of several publicly traded companies. Mr. Judkowitz graduated from Pace University in 1967 with a BBA in Accounting. Over the past 15 years, Mr. Judkowitz has assisted several companies in going public.

Paul M. Galant, co-founder, is a director and the Secretary/Treasurer of UniPro. He is presently devoting all of his business time to the development of UniPro. From December 1999 through October, 2001 he was Secretary/Treasurer and a Director of Spectrum Brands Corp., an Internet web site operator (Pink Sheets: SPBR) and he was the founder in 1999 of NetWeb OnLine.Com Inc., a Florida corporation prior to its business combination with The Golfing Network. He has been a business development consultant continuously since 1970, and was a registered NASD General Securities Principal from 1975 until August 1999. In 1981 he founded PR Sources Inc., a private entity, engaged in providing corporate and business development services to the general business community continuously from its founding to the present. From August 1997 until February 2001 Mr. Galant was a director of Meridian USA Holdings, Inc., now Champion Lyte Holdings, Inc., a manufacturer of proprietary syrups and beverages (OTCBB: CPLY). From time to time, he has been a director and officer of various developmental stage enterprises. He was a practicing attorney in the State of New York from 1966 through 2000. Mr. Galant was a founding partner of several New York based full service brokerage firms between 1975 and 1999. He served in the U.S. Army, is a 1965 graduate of Brooklyn Law School (J.D.) and in 1962 received a BBA degree from Adelphi College (NY).


EXECUTIVE COMPENSATION. No compensation of any kind has been paid since inception to the officers. While no written employment/compensation agreements have been executed, the board has the right to enter into such agreements with management at any time it deems appropriate.

Options/Stock Appreciation Rights (SARs). No options or stock
----------------------------------------
appreciation rights have been granted to the officers from our inception.

Compensation of Board of Directors.  Currently, the directors  do
----------------------------------
not receive any compensation for their services. However, we anticipate that in the future, independent directors will receive stock options for their services. We currently reimburse all directors for any expenses incurred by them in attending meetings of the Board of Directors.

Key  Man  Insurance. We do not currently maintain life  insurance
-------------------
covering the death of any officer, director or key employee.


ADVISORY BOARD
The following named individuals are the initial members of UniPro's Advisory Board, and have each received restricted common shares for agreeing to serve in an advisory capacity. We anticipate that from time-to-time through formal and informal meetings of the Advisory Board that we will access the individual expertise of these advisors:

 Lori Monaco - Since 1984 Ms Monaco has held various positions in the securities industry, and from 1995 to 2001 she was a partner, executive and the head of research at Vestrust Securities, LP in Miami, Florida. She is a 1984 graduate of the State University of New York at Stony Brook, receiving a BA in Economics degree. Since 1994 she has been a Chartered Financial Analyst, and in 2004 she obtained a Real Estate salesperson license in Florida. From 1997-1998 she was the Chairperson for Continuing Education of the Miami Society of Chartered Financial Analysts.

 David Larry - was CEO of Micro Bytes Computer Centers, Inc. from its inception in 2001 to 2003. Prior to that, he had been engaged as a product design and development consultant since 1985. Mr. Larry is a 1960 graduate of the University of Florida having received an engineering degree. Over the course of his career as an employee of private defense contractors, he was involved in a variety of aerospace electronic design and development programs for NASA and the U.S. Air Force. Additionally, he has designed, developed and manufactured a variety of electronic equipment for the steel-coin operated game, security and emergency medical industries.

  Raphael Baruch - received an MBA from the Graduate School of Bsiness at Fordham University (New York) in 1991. He has been actively engaged in a wide variety of business development services since 1985 when he graduated from EPSI, Paris, France as a Management Systems Analyst, and in 1988 he received a European Business License, the equivalent of a U.S. "Bachelors Degree" from the Paris, France - European Institute of International Management. His varied educational and business experience includes Marketing, Information Systems, International Business, International Marketing and International Management.

Stock Option Plan.
-----------------
In 2003, we adopted a stock option plan, pursuant to which the Board of Directors has the authority to grant options to purchase up to a total of 1,500,000 shares of our common stock to our directors, officers, consultants and employees. Awards under the plan may be either non-qualified options or options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the plan may not be less than 100% of the fair market value of the common stock on the day of grant. If options are granted to a person who controls more than 10% of our stock, then the exercise price may not be less than 110% of the fair market value on the day of the grant. The purchase price and method of exercise of each nonqualified option granted to officers and other key employees shall be determined by the board of directors. The purchase price is payable in full by cash. However, the board of directors may accept payment for the purchase price of the shares of common stock acquired upon exercise of an option, by optionee's interest-bearing promissory note, or by any other so-called cashless exercises as permitted by law, or any combination of cash, check, shares and cashless exercises. Options granted under the stock option plan become exercisable and shall expire on such dates as determined by the board of directors, provided, however, that no term may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of our capital stock as of the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof. Options are not transferable except by will or by the laws of descent and distribution; during the life of the person to whom the option is granted, that person alone may exercise them. All rights to exercise options terminate 90 days after the date a grantee ceases to be an employee of this company or any subsidiary for any reason other than death or disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth each person we know to be the beneficial owner of five percent or more of our common stock, all directors and officers individually and as a group. There are no shares of Preferred stock issued and outstanding. Each person named has sole voting and investment power with respect to the shares shown:

Name and Address               Amount of Beneficial       Percentage of Class
of Beneficial Owner          Ownership - Common Stock        Common Stock
-----------------------------------------------------------------------------
Harvey Judkowitz(1)(3)               1,200,000                   21.6%
Paul M. Galant(1)(3)                 1,200,000                   21.6%
Mary F. McGuire(1)(3)                1,200,000                   21.6%
Suouconni Corporation(1)(3           1,200,000                   21.6%
     Lance Galant, President
MCM Systems Corporation(3)             500,000(2)                 9.0%
     Willis Hale, President
---------------------------
Officers and Directors
   as a Group (2 Persons)            2,400,000                   43.2%

(1) The named individual shareholders and Suouconni Corporation are deemed founders, as the Securities Act of 1933, as amended, defines that term. (2) Includes the 100,000 shares being distributed to holder's beneficial shareholders on the Effective Date of this registration. (3) Address of record is 1450 South Dixie Highway, Boca Raton, FL 33432

SELLING STOCKHOLDERS
The shares to be offered by the selling stockholders are presently "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the "Securities Act") for distribution to the beneficial shareholders of MCM Systems
Corporation, and their reselling these shares, at their option, in public transactions. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly to members of the public, or through brokers or dealers; or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. See "Plan of Distribution." The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following tables assume that the selling stockholders will sell all of the shares listed in this prospectus.

For purposes of the tables below, the numbers of shares "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares for which the person has the right to acquire such power within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages in the tables below are based on 5,559,167 shares of our common stock outstanding as of May 1, 2004.

Table I. The following named shareholders have no beneficial or record ownership in other shares of the Company. Individually their ownership as represented in this table is less than One Percent and none of the named individuals has any material relationship with us.

Name of Beneficial Owner          Shares Owned and       Name of Beneficial Owner        Shares Owned and
   of Common Stock                 Being Offered            of Common Stock                Being Offered
---------------------------------------------------------------------------------------------------------
Byron C. Abels, Jr.                    298               Mehdi Ahmadi                         100
Christopher Alinea                     100               David Allara                         100
Mohammad Amir                          100               Eugenio Angueira                     255
Joseph Apone                           100               Peter Areson                         100
Narcis Aron                            100               Gary Augustine                       100
Beth  Baisden                          100               Harpaul Singh Bajwa                  170
Irene Bakos                            100               Steve Baldwin                        100
Basdeo Balkissoon                     1020               Steven Bartholomew                   255
Debal Basu                             100               John Bedingfield                     170
Richard Beighle                        255               Keith D. Berger                      128
Bruce Berwald                          100               Kesava Krishna Bhogaraju             100
Ian Birky                              510               James Bischoff                       510
Albert Bledig                          100               Sana L. Bloch                        102
Mark Bohlander                         391               Robert Booher                        100
Roger Bosley                           510               Richard Boyd                         510
Regina Boyer                           850               Walter J. Bradley                    100
Britt Court Enterprises LLC
  (Kenneth Brock)                      102               Gerald Brody                         102

Mark Bronson                           128               Laura Brunette                       170
Ben Bullen                             255               Carl Bullen                          170
Thomas Casey                           170               David D. Cassat                      145
Richard Chalal                         510               Champ LLC [Steve Allen]              100
Rickey Chance                          510               Donald W. Chandler                   170
Adrian Cheong                          213               Salvatore Cigna                      100
Michael Colleran                       100               Joan Collins                         255
William M. Comly                       255               Roberto Concepcion                   102
R & C  Concepts                        119               Marc & Joan Condren                  102
Kevin Coughlin                         100               Crocker LLC [William Crocker]        100
Jim W. Crosby                          100               Richard Crown                        100
Ron Cuevas                             170               Marylou Cullinan-Lonneman            340
Milamari A. Cunningham                 187               Martin L. Currie                     102
M. Olubunmi Dada                       100               John Dagianis                        425
Daniel-Nilsen
  EDC Inc. [Gayle Daniel]              100               William Davis                        170
James E. & Diane L. Devlin             100               Douglas Domoto                       255
Guy Dugan                              100               James M. Dyess                       100
Edwards Living Trust                   128               William A. Ehlers                    100
Robert Ehrlich                         100               Sharon Elvey                         170
Shajida Espat-Reich                    170               Ayman Faheem                         100
Stephen J. Falco Jr                    255               Jo Dee Favre                         255
Ada M. Fisher                          100               Thomas Fisher                        510
Claude Frable                          170               Eric A. Fraser                       100
Yaakov Friedman                        289               Michael V. Garbitelli                102
Charles Garcia                         100               William B.  & Carole A. Gartley      100
Carol Gassmann                         800               Paul Gilliam Jr                      102
Richard Gilson                         100               Jeffrey Glassheim                    510
Michael Glassman                       170               John Glavin                          100
Alben Goldstein                        100               Joshua Gooden                        100
Lucy Goodenday                         128               Stuart Goodman                       170
Rodney Gordon                          145               Kenneth Gravett                      100
Kent Guisinger                         100               Samuel Gullo                         102
Christian W.  & Sabine Hahn            196               John Halligan                        100
Darrin F. Hansen                       170               Mark Hatesohl                        255
Theresa Hathaway                       100               Jihad Hayek                          100
Juan Herrera                           100               Christopher M. Hicks                 170
Michael D. & Jeneane M.
  Herrera                              510               Rebecca Hierholzer                   612
Kenneth Hines                          510               Ruth Hoover                          100
Sanford Hopkins                        100               Robert G. Huskey                     100
Timothy Hutchison                      170               Mark Iannuzzi                        170
Jeff Jackson                           100               David Jaroszewski                    102
Juan Jimenez                           100               Douglas Johnstone                    204
Michael Jones                          100               Lewis Jue                            100
Alan Kaplin                            510               Shahrokh Kayhan                      100
Gregory Kent                           255               Frank Key                            100
Khurshid Khan                          100               Rajan Khanna                         100
Robert Kimmich                         510               Stephen Kinard                       100
George R. Kletzker                     170               Gerald Konkol                        100
Daniel Kopp                            510               Michael Korenfeld                    255
Ajay Kotha                             100               John Kotzur                          100
Daniel Kroeger                         100               Patty Kulpa                          255
Boris Kuvshinoff                       510               Raddmen, LLC                         221
James Lalonde                          170               Christopher Lane                     100
Thomas Lang                            100               Gregory Larkin                       100
Bradley Larsen                         100               Edward Laulainen                     170
Ellen Lee                              612               Robert Lisek                         100
Enrique Lopez                          100               Christopher Mace                     100
John Madden                            153               Shahid Malik                         100

Betsy Mallory                          255               Pradeep Marballi                     170
Esho Marcus                            100               William Markle                       100
Chris Marquart                         170               Stephen Marsh                        100
Edward L Marut                         510               James Massengill                     119
Brian Mather                           170               Richard Matza                        100
Robert Maybee                          100               Abou Mazdai                          100
Simon Mboudou                          100               John C. McCartie                     100
Jeffrey McCartney                      170               Daniel McCrimons                     255
Garner Meads Jr                        170               Phil Megison                         128
Charalambos Menelaou                   100               Ted Milligan                         170
Moideen Moopen                         255               John Moore                           298
Dennis Morgan                          100               David Morrissey                      100
Larry Moser                            170               Steve Mowery                         100
Courtney Nagel                         100               Scott Nagel                          100
Conrad F. & Marilyn R.
  Nagel III                            510               Conrad Nagel IV                      100
Syed Kamal Naqvi                       100               Richard Nelson                       100
Thomas Nelson                          100               Jeffrey Norwood                      100
Daniel O'Neill                         100               Elizabeth Oates                      100
Harshad Padia                          100               Bharat Parikh                        100
Johnny Parker                          119               Stephen Paulding                     100
John Pavlicek                          119               Robert Peiss                         100
Timothy Pham                           100               Kenneth Phillips                     510
Richard Plummer                        170               Peter Pogany                         100
John Pope                              100               Keith Powell                         100
Sudra Prasad                           100               Leocadia Prawdzik                    170
Robert Purvis                          119               Frank Putnam Jr.                     800
James Radosevich                       119               David Rainsberger                    100
Allan Raskin                           100               Michael A. Rave                      100
Bruce Rawdin                           100               John Readel                          136
Mark Respler                           100               Donald Rickabaugh                    340
Loren Rogers                           204               Thomas Rojy Jr                       153
Patrick James Roncone                  272               Patrick Joseph Roncone               102
Edward Rose                            102               Johnnie Rose                         100
John Roska                             170               Jeffrey Roth                         100
McLaren Ruesch                         100               Thomas Saunders                      100
Steven Sanders                         128               Scott Scharf                         100
Bernard F. and Barbara B.
  Sand Revocable Trust                 128               Robert Schiowitz                     170
Richard Schnidman                      170               Matthew Schoen                       340
Roderick Schrader                      100               Herschel Schwartz                    100
A. Timothy Seavers                     255               Michael Seidle                       100
Alison Sennello                        100               Douglas D. Sennello                  100
William Shackleton                     100               Zubair Shaikh                        100
Benjamin Shain                         100               Edward Shannon                       100
Mirand Sharma                          119               Michael Shifflett                    187
Rakesh Shishodia                       128               Suzy Shukovsky                       255
Doyle Sickles                          204               Peter Simmons                        100
Neil Skea                              100               Sabine Sobek                         100
Victor Souza                           100               Michael Springer                     170
Gregg Steinhauer                       255               Jeffrey Sterling                     100
Robert Sterling                        340               Richard Stevens                      146
Clarence Stewart                       100               Michael Stoiko                       255
Ross  Stone                            595               James Stowell                        100
Steven Stranges                        100               Glendon Summers                      100
Stephen Tarpy                          100               Carla M. Taylor                      100
Patrick Tibbles                        136               John Toner                           128
Hillard Torgan                         100               King Udall                           170
Glen Van Loon                          100               Gerard Verkaik                       100
Melchiore Vernace                      100               Pitt Vesom                           306
Neil Wallen                            306               Michael Warren                       100

Bradley Weber                          510               Lawrence Weinberg                    510
David Weiss                            100               Paul Wentland                        170
Mark West                              119               William P. West                      100
Robert Westbeld                        510               Curtis White                         100
Carl Williams                          100               Norman Williams                      102
Peter Winston                          102               Dennis Witmer                        100
Peter Witt                             510               Steven Wolf                          100
John Zaro                              100               Alexander Zeuli                      272
Jeffrey Zimmerman                    2,040               David Zitner                         128
Alan Weinstein                       5,000

(1) The above listed "Selling Shareholders" have no additional interests in the securities of UniPro Financial Services, Inc.
The individual ownership of these shareholders is significantly less than 1% of the issued and outstanding shares.

---------

Table  II.   The following "Selling Shareholders" own  additional
shares, beneficially and of record, as set forth herein:

Name of Beneficial Owner           Shares Owned       Shares      Shares Owned        Percentage of Shares
   of Common Stock              Before Offering(1)    Offered    After Offering(1)    Owned After Offering(2)
-------------------------------------------------------------------------------------------------------------
Robert Kline                         35,750           15,000          35,750                    *
David Larry                          33,250            5,000          33,250                    *
Willis Hale                          41,000           21,278          41,000                   7.03%
MCM Systems Corporation             400,000           50,000         350,000                   7.03%

*  Less  than  1%  of  the total issued and  outstanding  shares.

Shares attributed to MCM Systems in this table do not include the
100,000   shares  being  distributed  by  it  to  its  beneficial
shareholders pursuant to this Prospectus.

(1) Including shares underlying unexercised stock options. Assumes all shares being registered are sold. (2) Mr. Hale is the control person of MCM Systems Corporation and has complete discretion as to the disposition of the aforesaid shares; therefore all of MCM's shares are attributed to Mr. Hale for the purposes of this registration.

Of the selling stockholders, the following persons have a material relationship with this company since its inception: (i) Willis B. Hale has been a business development and technology consultant to UniPro; he is the principal shareholder and officer of MCM Systems Corporation. (ii) Robert M. Kline has been a business development consultant to UniPro since February 2004;
(iii) David Larry has been a technical consultant to UniPro since our inception and is a member of our Advisory Board.


PLAN OF DISTRIBUTION
We are offering, without an underwriter, 2,500 Redeemable Unit Warrants on a "best-efforts" basis, at the price of $14.00 per Unit. The officers of UniPro will not receive any compensation for their services in effecting sales of the Units. As to the "Selling Shareholders" whose shares are being registered pursuant to this Prospectus, We will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares. The selling stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

* a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
* purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
* ordinary brokerage transactions and transactions in which a broker solicits purchasers.

When selling the shares of common stock, and assuming the existence of a public market, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

* enter into transactions involving short sales of the shares by broker-dealers;
* sell shares short themselves and redeliver the shares to close out their short positions;
* enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
* loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may pay broker-dealers commissions, discounts or concessions for their services. The selling stockholders and any broker-dealers involved in the sale or resale of the shares of common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. In addition to selling their shares under this prospectus, the selling stockholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. To comply with the securities laws of some states, if applicable, the shares may be sold in those states only through brokers or dealers. In addition, in some states, the shares may not be sold in those states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

If necessary, the specific common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. The rules and regulations in Regulation M under the Exchange Act provide that during the period that any person is engaged in the distribution (as that term is defined in Regulation M) of our common stock, that person generally may not purchase common stock. The selling stockholders are subject to applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. The foregoing may affect the marketability of our common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In October 2003, we borrowed $22,500 from a stockholder, Suouconni Corporation, whose control person is the brother of our co-founder, officer and director - Paul M. Galant. A two-year convertible note bearing an interest rate of 6% per annum memorialized the loan. The promissory note is convertible at $2.25 per share. We are accruing the interest expense.

DESCRIPTION OF SECURITIES
As of May 1, 2004, we had 5,559,167 shares of common stock issued and outstanding; we have no shares of preferred stock issued or outstanding.

Capital   Stock.  UniPro  is  authorized  in  its   Articles   of
---------------
Incorporation to issue 70,000,000 Shares of Capital Stock - a) 65,000,000 shares of Common Stock, par value of $0.001 per share; and b) 5,000,000 Shares of Preferred Stock; 3,000,000 shares of which are designated as Series I Convertible Preferred Stock ($0.001 par value), and the remaining 2,000,000 no-par value shares are undesignated.

Common  Stock.  The holders of common stock are entitled  to  one
-------------
vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefore. Upon a liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding preferred stock. Common stock holders have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and non-assessable.

Preferred  Stock.  UniPro may issue up  to  5,000,000  Shares  of
----------------
preferred stock. Three million (3,000,000) shares were authorized as Series I Convertible Preferred Stock ($0.001 par value) with each share exchangeable for Ten (10) shares of $0.001 par value common stock. On conversion no further consideration is required, and the board of directors may issue such shares upon other terms and conditions at or prior to their issuance, without further notice or action by the Shareholders. The balance of Two Million (2,000,000) preferred shares are without par value, are undesignated and remain available for issuance by the board of directors in their discretion, and upon such terms and conditions as they may designate, without further notice or action by the Shareholders.

Future issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of UniPro's stockholders the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans to issue any preferred stock.

Voting  Rights  Control. Each share of authorized  Capital  Stock
-----------------------
(common stock and preferred stock) is entitled to one vote. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors, at a general shareholder meeting, and may elect all of the directors standing for election.

Dividend  Policy.  UniPro  has never  declared  or  paid  a  cash
----------------
dividend on its Common Stock, nor does it have any present intent to do so in the near future. It is anticipated that all earnings will be retained to provide working capital for the implementation of the business plan, until such time as the directors shall, in their sole discretion, declare that UniPro's working capital requirements and cash position will permit a cash distribution to stockholders. Stock dividends may be declared, from time to time, in the sole discretion of the board of directors. No such stock dividends have ever been declared.

Registration  Rights.   On May 10, 2004 MCM  Systems  Corporation
--------------------
declared a distribution to its beneficial shareholders of 100,000 of its 500,000 UniPro common shares. Additionally, 50,000 of the shares retained by MCM are being registered. We have agreed to include in this registration statement and prospectus the described 150,000 shares. These shares were part of the shares issued by UniPro as consideration for the exclusive eBroker Systems Marketing agreement. All of the persons who will receive the shares are included in this prospectus in the table contained under the caption "Selling Stockholders" in this prospectus. The distribution is to take effect upon the effective date of UniPro's registration statement. Such persons are not required to sell their shares.

Shares  Eligible  For  Future Sale. As of May  1,  2004,  we  had
----------------------------------
5,559,167 shares of common stock outstanding. That number does not include any shares that are reserved for issuance under outstanding options and that may be issued if and when such options are exercised.

Freely  Tradeable Shares After Offering. After the completion  of
---------------------------------------
this offering, exclusive of the exercise of the Class "A" Warrants and the Class "B" Warrants, there will be a total of 190,000 shares of our common stock that will be tradable without restriction under the Securities Act. All of the remaining shares, including the 4,800,000 owned by control persons, will continue to be "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. On July 29, 2004 120,000 restricted shares owned by persons other than control persons will be eligible for public sale in compliance with the provisions of Rule 144. Additional restricted shares will become eligible in October 2004 for public sale pursuant to Rule 144. Unless they are covered by an effective SEC registration statement, none of the common shares owned by control persons will become eligible for public sale prior to June 19, 2005. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities shares for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least two years, would be entitled under Rule
144(k) to sell such shares without regard to any volume limitations under Rule 144. The sale, or availability for sale, of substantial amounts of common stock could, in the future, adversely affect the market price of the common stock and could impair our ability to raise additional capital through the sale of our equity securities or debt financing. The future availability of Rule 144 to our holders of restricted securities would be conditioned on, among other factors, the availability of certain public information concerning the company.

Transfer  Agent.  The  transfer agent for our  Common  shares  is
---------------
Transfer Online, Inc., 317 Alder Street, Portland, OR 97204, and their telephone number is (503) 227-2950. Their Internet website is available to all of our shareholders at www.transferonline.com. While we will act as our own transfer (Warrant Agent) for the Redeemable Unit Warrants being offered, all common shares that may be issued on the conversion of the Unit Warrants will be effected by our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL
No expert or counsel was hired on a contingent basis that will receive a direct or indirect interest in our business that is valued at greater than $50,000. Berkovits, Lago & Company, LLP, Certified Public Accountants, has audited the financial statements included in this prospectus to the extent and for the periods indicated in their reports thereon.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
We are authorized in our Articles of Incorporation and our by-laws to indemnify our officers and directors to the fullest extent allowed under the provisions of the State of Florida Corporation Laws for claims brought against such persons in their capacity as officers and or directors. We may hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Florida Statutes. The rights accruing to any person under our by-laws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS
Stewart  A. Merkin, Esq., of the Law Office of Stewart A. Merkin,
P.A., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.


WHERE YOU CAN FIND MORE INFORMATION
We have filed with the Securities and Exchange Commission (the Commission) a registration statement on Form SB-2 under the
Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by UniPro Financial Services, Inc. can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning UniPro Financial Services, Inc. at the site located at www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

INDEX TO FINANCIAL STATEMENTS


The following financial statements required by Item 310 of Regulation S-B are furnished below:

As of April 30, 2004:
--------------------

INDEPENDENT AUDITOR'S REPORT                        F - 1

FINANCIAL STATEMENTS
  Balance Sheet                                     F - 2

  Statement of Operations                           F - 3

  Statement of Changes in Stockholders' Equity      F - 4

  Statement of Cash Flows                           F - 5

  Notes to Financial Statements                     F - 6


As of October 31, 2003:
----------------------

INDEPENDENT AUDITOR'S REPORT                        F - 8

FINANCIAL STATEMENTS
  Balance Sheet                                     F - 9

  Statement of Operations                           F - 10

  Statement of Changes in Stockholders' Equity      F - 11

  Statement of Cash Flows                           F - 12

  Notes to Financial Statements                     F - 13

Independent-Review Financial Statements.




             INDEPENDENT ACCOUNTANTS' REVIEW REPORT




To The Board of Directors and Stockholders
UniPro Financial Service, Inc.


We have reviewed the accompanying balance sheet of UniPro Financial Services, Inc., as of April 30, 2004, and the related statements of operations, changes in stockholders' equity and cash flows for the three-month and six-month period ended April 30, 2004. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.


                         /s/Berkovits, Lago & Company, LLP



BERKOVITS, LAGO & COMPANY, LLP
Fort Lauderdale, Florida
May 21, 2004

                     UniPro Financial Services, Inc.
                      (A Development Stage Company)
                        Balance Sheet (Unaudited)
                             April 30, 2004



                           Assets

CURRENT ASSETS
   Cash                                              $     31,588
                                                     ------------
      TOTAL CURRENT ASSETS                                 31,588

Sales and marketing license agreement                       3,418
                                                     ------------
     TOTAL ASSETS                                          35,006
                                                     ============

           Liabilities and Stockholders' Equity

CURRENT LIABILITIES
  Accounts payable and accrued expenses              $        942
                                                     ------------
     TOTAL CURRENT LIABILITIES                                942

Note payable                                               22,500
                                                     ------------
     TOTAL LIABILITIES                                     23,442

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value, 65,000,000
    shares authorized, 5,559,167 shares issued,
    and outstanding                                         5,559
  Additional paid in capital                               26,939
  Deficit accumulated during the development stage        (20,934)
     TOTAL STOCKHOLDERS' EQUITY                            11,564
                                                     ------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $     35,006
                                                     ============












The accompanying notes are an integral part of these financial statements.

                   UniPro Financial Services, Inc.
                    (A Development Stage Company)
                       Statement of Operations

                                                                      Cumulative from
                                      Three Months      Six Months         July 17, 2003
                                          Ended            Ended        (inception) through
                                     April 30, 2004    April 30, 2004      April 30, 2004
                                      (unaudited)       (unaudited)          (unaudited)
                                     --------------    --------------   -------------------

REVENUES                             $         -       $         -          $       -

GENERAL AND ADMINISTRATIVE EXPENSES          13,108            17,659             20,258
                                     --------------    --------------       ------------

INTEREST EXPENSE                                338               675                676
                                     --------------    --------------       ------------

NET LOSS                             $      (13,446)   $      (18,334)      $    (20,934)
                                     ==============    ==============       ============


Net loss per share                             0.00              0.00               0.00
                                     ==============    ==============       ============

Shares outstanding used in computing
  net loss per share                      5,559,167         5,559,167          5,559,167
                                     ==============    ==============       ============





















The accompanying notes are an integral part of these financial statements.

                   UniPro Financial Services, Inc.
                    (A Development Stage Company)
           Statement of Changes in Stockholders' Equity
  For the Period from June 17, 2003 (inception) through Aril 30, 2004


                                                         ADDITIONAL     DURING THE
                                      COMMON STOCK        PAID-IN       DEVELOPMENT
                                  SHARES       AMOUNT     CAPITAL         STAGE          TOTAL
                                 ---------    --------   ----------     -----------    ---------

Common stock issued
  for cash                       4,992,500    $  4,993   $    5,087     $      -       $  10,080

Common stock issued for
  license agreement at $0.0018
  per share                        500,000         500          418            -             918

Additional paid in capital
  contributed as rent                 -           -             600            -             600

Net loss                              -           -            -             (2,600)      (2,600)
                                 ---------    --------   ----------     -----------    ---------

Balances- October 31, 2003       5,492,500       5,493        6,105          (2,600)       8,998

Additional paid in capital
  contributed as rent                   -         -             450            -             450

Net loss                                -         -            -             (4,888)      (4,888)
                                 ---------    --------   ----------     -----------    ---------

Balances-January 31, 2004
(unaudited)                      5,492,500       5,493        6,555         (7,488)        4,560

Common Stock issued for
 consulting services @ $0.10
 per share                          40,000          40        3,960           -            4,000

Common Stock issued for cash
   @$0.60 per share                 16,667          16        9,984           -           10,000

Common Stock issued for
 consulting services @ $0.60
 per share                          10,000          10        5,990           -            6,000

Additional paid-in capital
 contributed as rent                  -           -             450           -              450

Net loss                              -           -            -            (13,446)     (13,446)

                                 ---------    --------   ----------     -----------    ---------
Balances-April 30, 2004
(unaudited)                      5,559,167    $  5,559   $   26,939     $   (20,934)   $  11,564
                                 =========    ========   ==========     ===========    =========








The accompanying notes are an integral part of these financial statements.

                  UniPro Financial Services, Inc.
                   (A Development Stage Company)
                      Statement of Cash Flows


                                                                                     Cumulative from
                                                Three Months       Six Months         July 17, 2003
                                                    Ended            Ended        (inception) through
                                               April 30, 2004    April 30, 2004      April 30, 2004
                                                (unaudited)       (unaudited)          (unaudited)
                                               --------------    --------------   -------------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                     $      (13,446)   $      (18,334)      $    (20,934)
  Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
     Stock issued for consulting services              10,000            10,000             10,000
     Additional paid-in capital
       contributed as rent                                450               450              1,050
     Increase(decrease) in:
        Accounts payable                                 (896)           (1,058)               942
                                               --------------    --------------       ------------

            NET CASH USED IN OPERATING
            ACTIVITIES                                 (3,892)           (8,942)            (8,942)
                                               --------------    --------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of license agreement                          -                 -                (2,500)
                                               --------------    --------------       ------------
           NET CASH USED IN INVESTING
           ACTIVITIES                                    -                 -                (2,500)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock               10,000            10,000             20,080
  Proceeds from notes payable                            -                 -                22,500
                                               --------------    --------------       ------------
            NET CASH PROVIDED BY FINANCING
            ACTIVITIES                                 10,000            10,000             42,580
                                               --------------    --------------       ------------

INCREASE IN CASH                                        6,108             1,058             31,138

CASH-BEGINNING BALANCE                                 25,480            30,080               -
                                               --------------    --------------       ------------

CASH-ENDING BALANCE                            $       31,588    $       31,138       $     31,138
                                               ==============    ==============       ============

NONCASH INVESTING ACTIVITY:
  Common stock issued for license agreement    $         -       $         -          $        918
                                               ==============    ==============       ============















The accompanying notes are an integral part of these financial statements.

                 UniPro Financial Services, Inc.
                  (A Development Stage Company)
             NOTES TO UNAUDITED FINANCIAL STATEMENTS
                        APRIL 30, 2004


Note 1-Unaudited Consolidated Financial Statements

The accompanying consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-QSB and, therefore, omit or condense certain footnotes and other information normally included in financial statements prepared in accordance with generally accepted accounting principles. It is suggested that these consolidated condensed financial statements should be read in conjunction with the Company's financial statements and notes thereto included in the Company's audited financial statements on Form 10-SB12G for the fiscal year ended October 31, 2003.

The accounting policies followed for interim financial reporting are the same as those disclosed in Note 1 of the Notes to Financial Statements included in the Company's audited financial statements for the fiscal year ended October 31, 2003, which are included in Form 10-SB12G.

In the opinion of management, the unaudited consolidated financial statements include all necessary adjustments (consisting of normal, recurring accruals) for a fair presentation of the financial position, results of operations and cash flow for the interim periods presented. Preparing consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results may differ from these estimates. The results of operations for the three months ended April 30, 2004 are not necessarily indicative of operating results to be expected for a full year.

Note 2-Contributed Rent

The Company currently has use of related office facilities pursuant to an oral agreement with MCM Systems Corporation, a shareholder, at no cost to the Company. The estimated value for the use of office facilities approximates $150 per month. The value of this service has been recorded as contributed rent on the statement of stockholders equity for at total of $450 for the three months ended April 30, 2004.

Note 3- Stockholders' Equity

On February 20, 2004 the board approved the grant of an aggregate of 40,000 shares of Common Stock to three individuals as
compensation   for   services  pursuant  to  written   consulting
agreements. Additionally, as part of the consulting agreements the same individuals were granted options to purchase up to an additional aggregate of 60,000 shares upon the payment of the $1.00 per share exercise price. If and when any such options are exercised, UniPro will receive the proceeds of all options so exercised. The board authorized the filing by UniPro of an S-8 Registration Statement registering the 1,000,000 shares of Common Stock under the 2003 Equity Incentive Plan, and the issuance of the aforementioned shares and options pursuant to said Plan. An S-8 Registration Statement was filed with the Securities and Exchange Commission on March 8, 2004.

In March 2004, the Company sold 16,667 shares to an individual for $0.60 per share. This individual, along with another person were each given 5,000 shares for agreeing to join our Advisory Board, and to provide consulting services, when, as and if requested by the Company. The additional shares were valued at $0.60 for a total of $6,000 of compensation expense.

                INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of UniPro Financial Services, Inc.


We have audited the balance sheet of UniPro Financial Services, Inc. (a development stage company) as of October 31, 2003, and the related statements of operations, changes in stockholders' equity and cash flows for the period from July 17, 2003 (inception) to October 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UniPro Financial Services, Inc. as of October 31, 2003 and the results of its operations and its cash flows for the period from July 17, 2003 (inception) to October 31, 2003 in conformity with accounting principles generally accepted in the United States of America.


   /s/Berkovits, Lago & Company, LLP


BERKOVITS, LAGO & COMPANY, LLP
Fort Lauderdale, Florida
November 25, 2003

                  UniPro Financial Services, Inc.
                   (A Development Stage Company)
                         Balance Sheet
                        October 31, 2003


                           Assets
                           ------

     CURRENT ASSETS
        Cash                                         $  30,080
                                                     ---------
          TOTAL CURRENT ASSETS                          30,080

     Sales and Marketing License agreement               3,418
                                                     ---------
          TOTAL ASSETS                               $  33,498
                                                     =========


            Liabilities and Stockholders' Equity
            ------------------------------------

     CURRENT LIABILITIES
        Accounts Payable                             $   2,000
                                                     ---------
          TOTAL CURRENT LIABILITIES                      2,000

          Note Payable                                  22,500
                                                     ---------
          TOTAL LIABILITIES                             24,500

     STOCKHOLDERS' EQUITY
     Common Stock, $0.001 Par Value
       65,000,000 Shares Authorized.
        5,492,500 Shares Issued and Outstanding          5,493

     Additional paid in capital                          6,105
     Deficit accumulated during the
       development stage                                (2,600)
                                                     ---------
          TOTAL STOCKHOLDERS' EQUITY                     8,998
                                                     ---------
          TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                       $  33,498
                                                     =========







           The accompanying notes are an integral part of these financial statements.

                UniPro Financial Services, Inc.
                 (A Development Stage Company)
                    Statement Of Operations
       For the Period from June 17, 2003 (inception)
                    through October 31, 2003





     REVENUES                                        $       -


     GENERAL AND ADMINISTRATIVE EXPENSES                (2,600)
                                                     ---------
            Net Loss                                 $  (2,600)
                                                     =========

     Net loss per share                              $    0.00
                                                     =========

     Shares Outstanding used in computing net
         loss per share                              5,492,500
                                                     =========















            The accompanying notes are an integral part of
                      these financial statements.

                   UniPro Financial Services, Inc.
                    (A Development Stage Company)
            Statement of Changes In Stockholders' Equity
  For the period from June 17, 2003 (inception) through October 31, 2003


                                                               DEFICIT
                                                              ACCUMULATED
                                                 ADDITIONAL   DURING THE
                               COMMON STOCK        PAID-IN    DEVELOPMENT
                            SHARES      AMOUNT     CAPITAL       STAGE         TOTAL
---------------------    -----------  ---------  -----------  -----------   -----------

Common stock issued
for cash                 4,992,500    $   4,993  $     5,087  $             $    10,080

Common stock issued
for license agreement
at $0.0018                 500,000          500          418                        918

Additional paid in
capital contributed
as rent                          -            -          600            -           600
Net loss                         -            -            -       (2,600)       (2,600)
---------------------------------------------------------------------------------------

Balance -
October 31, 2003         5,492,500    $   5,493  $     6,105  $    (2,600)  $     8,998
=======================================================================================































            The accompanying notes are an integral part of
                       these financial statements.

                     UniPro Financial Services, Inc.
                      (A Development Stage Company)
                        Statement Of Cash Flows
           For the Period from June 17, 2003 (inception)
                        through October 31, 2003


CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss For Period                                         $  (2,600)
Adjustments to reconcile net loss to net cash
rovided by operating activities:
Additional paid-in capital contributed as rent                    600
 Increase in:
   Accounts Payable                                             2,000
                                                            ---------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                     -
                                                            ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of license agreement                                (2,500)
                                                            ---------
     NET CASH USED IN INVESTING ACTIVITIES                  $  (2,500)


CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from issuance of common stock                        10,080
 Proceeds from notes payable                                   22,500
                                                            ---------
     NET CASH PROVIDED BY FINANCING ACTIVITIES                 32,580

INCREASE IN CASH                                               30,080

CASH - BEGINNING BALANCE                                            0
                                                            ---------
CASH - ENDING BALANCE                                       $  30,080
                                                            =========

NONCASH INVESTING ACTIVITY:
  Common Stock issued for license agreement                 $     918
                                                            =========




           The accompanying notes are an integral part of these financial statements.

                  UniPro Financial Services, Inc.
                   (A Development Stage Company)
                   NOTES TO FINANCIAL STATEMENTS
                         October 31, 2003



Note 1 - Summary of Significant Accounting Policies

Organization:
------------

UniPro Financial Services, Inc. was incorporated in the State of Florida on June 17, 2003 primarily to engage in offering a variety of financial and related services to the general business public.

Business Operations:
-------------------

Exclusive Sales And Marketing Agreement
On October 23, 2003 the Company entered into an Agreement with MCM Systems Corporation, ("MCM") whereby the Company obtained the exclusive rights to sell and market MCM's proprietary Customer Relations Management system know as the ebroker system. This Agreement is valid for Ten years and has two automatic five-year renewal periods, unless either party notices the other at least 60 days prior to the expiration date. Management intends to create a full marketing plan and expects to raise funds from private or public investors during the next fiscal year for the purpose of implementing sales and marketing of the ebroker system. As consideration for the grant of the exclusive sales and marketing rights, the Company paid the cash sum of $2,500 as partial consideration and has issued 500,000 shares of the Company's common stock to the shareholders of MCM's parent. These shares are reflected on the records of the Company as being issued and outstanding as of the date hereof. The shares along with the sales and marketing license rights were recorded at the same price as the average paid by the founding and other shareholders. Upon closing of the agreement MCM and the Company shall participate on an equal basis in the net revenues generated by future sales of the product.

Consulting Services
Management expects to begin marketing its business development consulting operations during the next 90 days. The Company will provide a diversified menu of business consulting, ranging from preliminary corporate structuring to introduction of "experts" to assist clients in raising working capital and operating their enterprises to attain their goals.

Development Stage Operations
The Company is considered to be a development stage enterprise because it has not yet commenced full operations at October 31, 2003. There has been no operating revenue generated and since its inception operations have been
devoted    primarily   to   raising   capital   and   various
administrative functions.


Use of Estimates.
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

                  UniPro Financial Services, Inc.
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                         October 31, 2003




Note 1 - Summary of Significant Accounting Policies
         (continued.)


Income Taxes
------------

The Company follows Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.



Note 2 - Note Payable

Notes payable of one note to a stockholder that matures on or before October 31, 2005. The note bears interest at 6% and is convertible into 10,000 shares of restricted common stock at $2.25 per share. The note allows the lender to commence legal action to collect the note upon default by the borrower. The note may be prepaid without penalty.



Note 3 - Contributed Rent

The Company currently has use of related office faciltiies pursuant to an oral agreement with MCM Systems Corporation, a shareholder, at no cost to the Company. The estimated value for the use of office facilities approximates $150 per month. The value of this service has been recorded as contributed rent on the statement of stockholders equity for a total of $600 for the period from inception to October 31, 2003.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Our bylaws and Articles of Incorporation also provide that we may indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Florida Statutes. The rights accruing to any person under our bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation. Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, (the "Securities Act") may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution, and such amounts, with the exception of the Securities and Exchange Commission registration fee, are estimates.

         SEC registration fee                   $    633.50
         Accounting fees and expenses              2,000.00
         Legal fees and expenses                   1,000.00
         Printing expenses                         1,200.00
         Federal Taxes                                 -0-
         State Blue-Sky Registration               2,500.00
         Transfer Agent Fees                       1,500.00
         Miscellaneous                             2,500.00
                                                -----------
                                 Total          $ 11,333.50
                                                ===========



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
From inception through October 30, 2004 we issued 4,800,000 shares of our common stock to the founders of UniPro at the average price of $0.187 per share. 100,000 shares were issued to counsel for services and 92,500 shares were issued as gifts to friends and relatives of the founders. As consideration for the exclusive marketing rights to the eBroker System, We issued 500,000 shares to MCM Systems Corporation. In the Six-Month period ended April 30, 2004 we issued 5,000 shares to each of two individuals who have agreed to be members of our Advisory Board. We also sold 16,667 shares at the price of $0.60 per share, for an aggregate of $10,000 to one individual member of the Advisory Board. All of the foregoing shares were issued pursuant to exemption available under Sections 3 and 4(2) of the Securities Act, as non-public transactions, effected without the use of an underwriter or the payment of any commission or fee.


ITEM 27.     EXHIBITS

      A.   INDEX TO EXHIBITS

     (3)  Articles of Incorporation and by-laws
     (4) Instruments defining the rights of security holders, including indentures.
     (5)  Opinion of Counsel
     (10) Material Contracts
     (21) Subsidiaries
     (23) Consent of Experts
     (24) Power of Attorney

    B. DESCRIPTION OF EXHIBITS

  Exhibit
   No:         Description
  -------      -----------

    3.1:       * Articles  of  Incorporation  of  UniPro  Financial
                 Services, Inc. - June 17, 2003 as filed December 4,
                 2003 with our Form 10SBG12 and incorporated herein
                 by reference.
    3.3:       * Bylaws of UniPro Financial Services, Inc. - June 18,
                 2003, as filed December 4, 2003 with our Form
                 10SBG12 and is incorporated herein by reference.
    4.1:       * Specimen Stock Certificate - as filed December 4, 2003
                 with our Form 10SBG12 and is incorporated herein
                 by reference.
    4.2:       * Loan Agreement and Promissory Note  -  Suouconni
                 Corporation; as filed December 4, 2003 with our Form
                 10SBG12 and is incorporated herein by reference.
    4.3:         Specimen Agreement - Redeemable Unit Warrant, filed
                 herewith.
    5.1:         Opinion of counsel as to legality of securities
                 being registered, filed herewith.
    10.1:      * 2003 Equity Incentive Plan - June 18, 2003, as filed
                 December 4, 2003 with our Form 10SBG12 and is
                 incorporated herein by reference.
    10.2:      * Exclusive  Sales and Marketing Agreement - MCM Systems
                 Corporation, dated October 23, 2003 - as filed
                 December 4, 2003 with our Form 10SBG12 and is
                 incorporated herein by reference.
    10.3:     *  Software Development & Consulting Agreement-  MCM
                 Systems Corporation, dated October 23, 2003 - as
                 filed December 4, 2003 with our Form 10SBG12 and is
                 incorporated herein by reference.
    10.4:     *  Officers' Code of Ethics - as filed with our Form 10QSB on May 24, 2004 and is incorporated herein by
                 reference.
    10.5:     *  Consulting and Option Agreements - Willis B. Hale, as
                 filed with our Form 10QSB on May 24, 2004, and is
                 incorporated herein by reference.
    10.6:     *  Consulting and Option Agreements - Robert M. Kline, as
                 filed with our Form 10QSB on May 24, 2004, and is
                 incorporated herein by reference.
    10.7:     *  Consulting and Option Agreements - David Larry, as
                 filed with our Form 10QSB on May 24, 2004. and is
                 incorporated herein by reference.
    21.1:        List of subsidiaries of UniPro Financial Services, Inc.-
                 filed herewith.
    23.1:        Independent Auditors' Consent - filed herewith.
    23.2:        Consent of Counsel (included in Exhibit 5.1) - filed
                 herewith.
    24.1:        Power of Attorney (see Signature page) - filed herewith.

* Documents previously filed with our Form 10SB12 filed December 4, 2003; our S-8 Registration Statement, filed March 8, 2004; and or our Form 10QSB filed on May 24, 2004; and incorporated herein by reference.



ITEM 28. UNDERTAKINGS

       A. Rule 415 Offering
     We hereby undertake:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs
(1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. We hereby request the acceleration of the Effective
Date hereof.

Insofar as indemnification for liabilities arising under the Securities Act of 933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Boca Raton, Florida, on May 28, 2004.

UniPro Financial Services, Inc.
-------------------------------


By: /s/Harvey Judkowitz                 By:  /s/ Paul M. Galant
   ----------------------------            --------------------------
   Harvey Judkowitz                        Paul M. Galant
   Chief Executive Officer                 Secretary/Treasurer
   Chief Financial Officer


POWER OF ATTORNEY
The officers and directors of UniPro Financial Services, Inc., whose signatures appear below, hereby constitute and appoint Harvey Judkowitz, their true and lawful attorneys and agents, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of UniPro Financial Services, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents should do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement.

      Signature                   Title                    Date
      ---------                   -----                    ----

/s/ Harvey Judkowitz,      Chief Executive Officer,     May 28, 2004
                           and Chairman
                           (Principal Executive and
                           Financial Officer)


/s/ Paul M. Galant,        Secretary/Treasurer          May 28, 2004